Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226690, 333-140423, and 333-110676) of Safety Insurance Group, Inc. of our report dated February 28, 2022 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 28, 2022